EXHIBIT 10.2

LICENSE AGREEMENT

Carnegie Mellon University - UltraStrip Systems Inc.

This License Agreement (“Agreement”) is made and entered into as of June 23, 2006 (“Effective Date”) by and between Carnegie Mellon University, a Pennsylvania not-for-profit corporation having a principal place of business at 5000 Forbes Avenue, Pittsburgh, PA 15213 (“Carnegie Mellon”) and UltraStrip Systems Inc., a Florida corporation having a principal place of business at 3515 S.E. Lionel Terrace, Stuart, FL 34997 (“Licensee”).

W  I T N E S S E T H:

WHEREAS, Carnegie Mellon has certain rights in and to certain technology described herein, and is interested in licensing same to Licensee upon and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.

Certain Definitions

1.1.

“Licensed Patent(s)” shall mean any claims issuing on U.S. Patent 6,792,335 or U.S. Patent Application 20050005812, and any modifications, divisionals, extensions, continuations, continuations-in-part or amendments thereto.

1.2.

“Licensed Product” or “Product” shall mean any product and/or service which constitutes, is based on, incorporates or utilizes, in whole or in part, the Licensed Patents.

1.3.

“Field of Use” shall mean surface preparation services including removal of coatings and debris, paint stripping, and cleaning for ships, tanks and other steel structures.

2.

License Grant

2.1.

Carnegie Mellon hereby grants to Licensee, and Licensee hereby accepts, an exclusive, royalty free, world-wide right to use the Licensed Patents to make, have made, use, sell, offer to sell, and dispose of Licensed Products for the Field of Use.

2.2.

No right to sublicense the Licensed Patents is hereby granted to Licensee except (a) that Licensee may sublicense to its customers (without the further right to sublicense) the Licensed Patents in the ordinary course of Licensee’s business to the extent necessary for use and practice of the Licensed Products disposed of by Licensee to said customers or (b) with the specific advance written agreement of Carnegie Mellon or (c) that Licensee may sublicense the Licensed Patents, without the right to further sublicense, if such sublicense expressly includes the following provisions for the benefit of Carnegie Mellon and, to the extent so desired by Licensee, for the benefit of Licensee:

“THE INFORMATION, PRODUCTS AND MATERIALS (INCLUDING INTELLECTUAL PROPERTY) FURNISHED OR MADE AVAILABLE HEREUNDER ARE FURNISHED OR MADE AVAILABLE ON AN “AS IS” BASIS, WITHOUT WARRANTY OF’ ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ITS LICENSOR CARNEGIE MELLON (“CARNEGIE MELLON”) MAKE NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PAR’T’ICULAR PURPOSE, MERCHANTABILITY, EXCLUSIVITY OR RESULTS OBTAINED FROM USE OF ANY INFORMATION, PRODUCTS OR MATERIALS (INCLUDING INTELLECTUAL PROPERTY) FURNISHED OR PROVIDED. FURTHER, CARNEGIE MELLON MAKE NO WARRANTIES OF ANY KIND WITH RESPECT TO FREEDOM FROM PATENT, TRADEMARK, OR COPYRIGHT INFRLNGEMENT, OR THEFT OF TRADE SECRETS AND DO NOT ASSUME ANY LIABILITY HEREUNDER OR OTHERWISE FOR ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT ARISING FROM THE USE OF THE INFORMATION, PRODUCTS OR MATERIALS (INCLUDING INTELLECTUAL PROPERTY).

CARNEGIE MELLON SHALL NOT BE LIABLE TO [INSERT NAME OF SUB-LICENSEE] OR ANY THIRD PARTY FOR ANY REASON WHATSOEVER ARISING OUT OF OR RELATING TO THIS [INSERT NAME OF SUB-LICENSE], INCLUDING ANY OF THE INFORMATION, PRODUCTS OR MATERIALS (INCLUDING INTELLECTUAL PROPERTY) FURNISHED OR MADE AVAILABLE HEREUNDER, FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF PROFITS OR INABILITY TO USE SAID INFORMATION, PRODUCTS OR MATERIALS (INCLUDING INTELLECTUAL PROPERTY) OR ANY APPLICATIONS OR DERIVATIONS THEREOF, EVEN IF CARNEGIE MELLON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[insert name of sub-licensee] shall defend, indemnify and hold harmless Carnegie Mellon and each of their respective affiliates, trustees, directors, officers, employees, attorneys and agents from and against all claims or demands made against any one or more them (and any related losses, expenses and costs, including attorneys’ fees and expenses) arising out of or relating to [insert name of sub-licensee]’s use or disposition of or act or omission regarding, the information, products or materials (including intellectual property) furnished hereunder and/or any goods or services which are based on or utilize any of the foregoing in whole or in part including but not limited to, any claims of product liability, personal injury (including, but not limited to, death), damage to property or violation of any laws or regulations including, but not limited to, claims of active or passive negligence.

Carnegie Mellon is a third party beneficiary of this [insert name of sub-license].”

2.3.

No provision of this Agreement shall restrict Carnegie Mellon’s ability to conduct further research and development in the area of the Licensed Patents or other areas.

2.4.

All Licensed Products shall be disposed of and performed by Licensee and its sublicensees in compliance with all applicable governmental laws, rules and regulations. Licensee shall keep Carnegie Mellon fully informed of, and shall move expeditiously to resolve, any complaint by a governmental body relevant to the products or the services, except for complaints subject to Section 11 (Infringement) of this Agreement.

2.5.

Carnegie Mellon retains the right, exercisable in the sole discretion of Carnegie Mellon and upon advance notice to and consultation with Licensee, to grant non-exclusive licenses under the Licensed Patents in the Field of Use to third parties as a means to resolve bona fide disputes or settle bona fide claims, bona fide suits or proceedings arising out of allegation that the Licensed Patents infringes upon the intellectual property rights of the third party. Each party shall promptly notify the other parties hereto of its receipt of any such allegations. Nothing in this Section 2.5 shall be construed as obligating Carnegie Mellon to resolve any dispute or to settle or defend any claim, suit or proceeding arising out of the manufacture, use or disposition of Licensed Products.

2.6.

This Agreement is subject to any government purpose license rights under 35 USC §202 (c) (4) and any march-in rights of the United States of America under 35 USC §203.

3.

Term and Termination

The term of this Agreement shall conclude at the expiration date of the last-to-expire Patent. Notwithstanding the foregoing, this Agreement may be terminated earlier by a party in the event the other party defaults in the performance of any of such other party’s material obligations hereunder and fails to cure such default within 30 (thirty) days of delivery of written notice of such default from the party.

The provisions of this Agreement which by their nature survive termination of this Agreement shall survive termination of this Agreement for any reason.

4.

Due Diligence

Licensee shall use its best efforts to effect introduction of Licensed Patents into the commercial market as soon as possible; thereafter, until the termination of this Agreement, Licensee shall keep Licensed Patents reasonably available to the public.

5.

Audit

Upon Carnegie Mellon’s or its authorized representative’s request, Licensee shall make available to Carnegie Mellon or its authorized representative such of Licensee’s books and records that relate to Licensee’s obligations hereunder for the sole purpose of determining Licensee’s compliance with its obligations under this Agreement. Licensee agrees to cooperate fully in any such audit, provided that Carnegie Mellon and/or its authorized representative agree to maintain the confidentiality of the Licensee’s and its customers’ confidential information. Any such audit shall be conducted no more frequently than annually, during Licensee’s normal business hours and shall not unreasonably interfere with Licensee’s business and operations.

6.

Patents and Other Intellectual Property

6.1.

Intellectual property rights to the Licensed Patents will remain the property of Carnegie Mellon.

6.2.

Licensee shall bear all further third-party, out-of-pocket patenting and other intellectual property protection fees, costs and expenses (e.g., renewal fees) for the Licensed Patents. Licensee will reimburse Carnegie Mellon for all such fees, costs and expenses related to such patenting and other intellectual property protection within thirty (30) days of delivery of each notification or bill relating thereto.

7.

Markings, Trademarks and Trade Names

7.1.

Licensee shall mark the appropriate portions of all Licensed Product with any applicable U.S. and foreign Patent numbers in accordance with the applicable laws of the countries in which the materials are intended to be used.

7.2.

Licensee acknowledges that it does not have any rights or any title whatsoever in or to Carnegie Mellon’s technology, trade name or in or to any of Carnegie Mellon’s trademarks, except as expressly provided under this Agreement. Licensee shall neither register nor use any Carnegie Mellon trademarks or trade names. Any reference by Licensee to Carnegie Mellon may only be done with express advance written permission of Carnegie Mellon’s Director of the Center for Technology Transfer.

8.

No Warranty; Limitation on Types of Damages

THE INFORMATION, INTELLECTUAL PROPERTY (INCLUDING THE LICENSED PATENTS) AND MATERIALS GRANTED OR PROVIDED BY CARNEGIE MELLON PURSUANT TO THIS AGREEMENT, IF ANY, ARE GRANTED OR PROVIDED ON AN “AS IS” BASIS, WITHOUT WARRANTY OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CARNEGIE MELLON MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY, EXCLUSIVITY OR RESULTS OBTAINED FROM USE OF ANY OF THE INFORMATION, INTELLECTUAL PROPERTY (INCLUDING THE LICENSED PATENTS) AND MATERIALS, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED. FURTHER, CARNEGIE MELLON DOES NOT MAKE ANY WARRANTY OF ANY KIND WITH RESPECT TO FREEDOM FROM PATENT, TRADEMARK, OR COPYRIGHT INFRINGEMENT, OR THEFT OF TRADE SECRETS AND DOES NOT ASSUME ANY

LIABILITY HEREUNDER FOR ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT ARISING FROM THE USE OF THE INTELLECTUAL PROPERTY (INCLUDING THE LICENSED PATENTS), INFORMATION OR MATERIALS GRANTED OR PROVIDED BY IT HEREUNDER.

IN NO EVENT SHALL CARNEGIE MELLON BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR ANY REASON WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE INFORMATION, INTELLECTUAL PROPERTY (INCLUDING THE LICENSED PATENTS) OR MATERIALS GRANTED OR PROVIDED HEREUNDER, FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES SUCH AS LOSS OF PROFITS OR INABILITY TO USE SAID INTELLECTUAL PROPERTY (INCLUDING THE LICENSED PATENTS), INFORMAITON OR MATERIALS OR ANY APPLICATIONS AND DERIVATIONS THEREOF, EVEN IF CARNEGIE MELLON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.

Indemnification

Licensee hereby agrees to defend, indemnify and hold harmless Carnegie Mellon, its trustees, officers, employees, attorneys and agents from and against all claims or demands made against any one or more of them (and any related losses, expenses and costs, including attorneys’ fees and expenses) arising out of or relating to Licensee’s and/or any of its sublicensee’s use or disposition of or act or omission regarding the intellectual property (including the Licensed Patents) or the information or materials furnished hereunder and/or any goods or services which are based on or utilize any of the foregoing in whole or in part (including, without limitation, Licensed Products), including but not limited to, any claims of product liability, personal injury (including, without limitation death), damage to property or violation of any laws or regulations including, without limitation, claims of active or passive negligence.

10.

Insurance

Licensee shall obtain and maintain appropriate coverage of general liability, product liability, and public liability insurance in the amount of no less than U.S. $3,000,000 (three million U.S. Dollars) to protect Carnegie Mellon, its trustees, officers, employees, attorneys and agents pursuant to Licensee’s indemnification obligations under this Agreement. Carnegie Mellon, its trustees, officers, employees, attorneys and agents shall be named additional insureds on such insurance policies and shall, upon Carnegie Mellon’s request, be provided with copies of the appropriate certificates of insurance evidencing the insurance coverages required by this Agreement.

11.

Infringement

11.1.

Licensee shall have the right during the tern of this Agreement to commence an action for infringement of the Licensed Patents against any third party for any infringement occurring within the Field of Use, provided that Licensee shall provide Carnegie Mellon thirty (30) days prior written notice of such infringement and of Licensee’s intent to file such action. Carnegie

Mellon shall have the right at its own expense to appear in such action by counsel of its own selection. If required by the jurisdictional laws of the forum that any such action be prosecuted in the name of the owner of the Licensed Patent, Carnegie Mellon shall voluntarily appear at Licensee’s expense; provided that if such appearance subjects Carnegie Mellon to any unrelated action or claim of a third party or Licensee in such jurisdiction, then Carnegie Mellon shall have the right to decline such appearance. Settlement of any action brought by Licensee shall require the consent of Carnegie Mellon and Licensee, which neither shall unreasonably withhold from the other, and any settlement amount or recovery for damages shall be applied as follows: (i) first, to reimburse the parties for their expenses in connection with the litigation; and (ii) second, Carnegie Mellon shall receive compensation for the time of any Carnegie Mellon personnel involved in the action and (iii) third, Carnegie Mellon shall receive ten percent (10%) of any settlement amount or recovery remaining.

11.2. Carnegie Mellon shall have the right in its absolute discretion during the term of this Agreement to commence an action for infringement of the Licensed Patents against any third party for any infringement occurring anywhere in the world, provided that, before commencing any such action concerning the Field of Use, Carnegie Mellon shall provide Licensee not less than thirty (30) days prior written notice of such infringement and of Carnegie Mellon’s intent to file such action. Licensee shall have the right at its own expense to appear in such action by counsel of its own selection. If Carnegie Mellon provides Licensee with such notice before instituting an action concerning the Field of Use and Licensee fails to initiate an action against such third party prior to the commencement of an action by Carnegie Mellon, then any settlement amount or recovery for damages shall belong entirely to Carnegie Mellon and Carnegie Mellon may settle said action without the consent of Licensee.

12.  Dispute Resolution

12.1.

Subject to Subsection 12.2, any controversy or dispute arising out of or relating to this Agreement (including the intellectual property (including the Licensed Patents) or the information or materials furnished hereunder) shall be referred to and finally settled by arbitration in the City of Pittsburgh, Pennsylvania under the auspices of, and conducted in accordance with, the rules of the American Arbitration Association. All arbitration proceedings shall be before a board of three (3) arbitrators, for each of which each party shall select one (1) arbitrator and the selected arbitrators shall select the third arbitrator. The costs of the third arbitrator shall be divided equally between the parties, and each party shall pay the costs of the arbitrator selected by it. Any award of the arbitrators shall be final and conclusive on the parties to this Agreement, and judgment upon such award may be entered in any court having jurisdiction thereof.

12.2.

Either party may seek injunctive relief to protect its intellectual property rights or other proprietary or confidential information.

12.3.

Licensee hereby irrevocably and unconditionally:

(i)

Agrees that any action, suit or proceeding contemplated by this Section 12 (collectively, “Related Litigation”) may be brought in any state or federal court of competent jurisdiction sitting in Allegheny County, Pennsylvania, submits to the jurisdiction of such courts, and to the fullest extent permitted by law agrees that it will not bring any Related Litigation in any other forum;

(ii)

Waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court in Allegheny County, Pennsylvania, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over Licensee; and

(iii)

Consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified mail, postage prepaid, to Licensee at the address for notices described in Subsection 13.4 hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

13.  Miscellaneous

13.1

No Wavier. No acquiescence in any breach of this Agreement by either party shall operate to excuse any subsequent or prior breach.

13.2

Prior Agreement. This Agreement supersedes all previous agreements relating to the subject matter hereof, whether oral or in a writing, and constitutes the entire agreement of the parties hereto and shall not be amended or altered in any respect except in a writing executed by the parties. Except as otherwise expressly set forth herein, the foregoing is not intended to supersede or alter either parties’ rights or obligations under the Development Agreement, dated September 3, 1999, as amended, between the parties.

13.3

Governing Law. This Agreement and the parties’ rights and obligations hereunder shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles in that or any other jurisdiction.

13.4

Notices. Any notice required or permitted under any of the provisions of this Agreement shall be deemed given when deposited in the mail, postage prepaid, registered or certified first class mail and addressed to the applicable party at the address stated on the signature page hereof, or such other address as such party shall specify for itself by like notice to other party. Each party shall transmit to the other a facsimile copy of each such notice promptly after such deposit in the mail.

13.5

No Assignment. Licensee shall not assign this Agreement in whole or in part or any interest herein without the prior written consent of Carnegie Mellon, which shall not be unreasonably withheld.

13.6.

Headings. The section and subsection headings contained in this Agreement are set forth for the convenience of the parties only, do not form a part of this Agreement and are not to be considered a part hereof for the purpose of construction or interpretation hereof, or otherwise.

The parties hereto have caused this Agreement to be executed by their duly authorized representatives in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.

Carnegie Mellon University

By: /s/ William F. Elliott

Name/Title: VP Enrollment

Address for Notices:

Carnegie Mellon University

5000 Forbes Avenue

Pittsburgh, PA 15213, USA

Attention:  Director, Center for Technology Transfer

Telecopier: 412-268-7395

UltraStrip Systems, Inc.

By: /s/ Dennis McGuire

Name/Title:  Dennis McGuire, CEO

Address for Notices:

3515 S.E. Lionel Terrace

Stuart, FL 34997

Attention: Dennis McGuire

Telecopier: 772-781-4778